UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 16, 2023
Date of Report (Date of earliest event reported)

FINGERMOTION, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-41187	20-0077155
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 Somerset Road, Level 3 Singapore	238164
(Address of principal executive offices)	(Zip Code)

(347) 349-5339
Registrant’s telephone number, including area code

Not applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol (s)	Name of each exchange on which registered
Common Stock	FNGR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

SECTION 2 – FINANCIAL INFORMATION

Item 2.02	Results of Operations and Financial Condition.

On October 16, 2023, FingerMotion, Inc. (the “Company”) issued a news release to report its financial results for the second quarter of fiscal 2024 for the period ended August 31, 2023. The information regarding the financial results for the second fiscal quarter ended August 31, 2023 of the Company contained in Item 7.01 below is responsive to this Item 2.02 and is incorporated into this Item 2.02 by reference.

The information in this Item 2.02 (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the U.S. Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as expressly set forth by specific reference in such a filing.

SECTION 7 – REGULATION FD

Item 7.01	Regulation FD Disclosure

On October 16, 2023, the Company issued a news release to report its financial results for the second quarter of fiscal 2024 for the period ended August 31, 2023. To review the full financial results, please view the Company’s recent Form 10-Q filing on the SEC’s website at www.sec.gov/edgar/search or on the Company’s website at www.fingermotion.com/investor-relations/financial-information/details, which should be read in connection with this news release.

Q2 2024 Financial Summary (results expressed in US$ unless otherwise indicated):

●	Reported quarterly revenue of $9.28 million (includes SMS & MMS, Telecommunications Products & Services businesses, and Big Data) which was an increase of $4.30 million or 86% compared to Q2 of fiscal 2023;
●	Reported quarterly increase in Telecommunications Products & Services business revenue of $6.38 million or 227% compared to Q2 of fiscal 2023;
●	Reported quarterly Big Data revenue of $.77 million compared to $.63 million in Q2 of fiscal 2023;
●	Reported quarterly decline in SMS & MMS business revenue of $2.1 million or 100% compared to Q2 of fiscal 2023;
●	Reported quarterly cost of revenue of $7.44 million which was an increase of $2.87 million or 63% compared to Q2 of fiscal 2023;
●	Reported a gross profit of $1.84 million which was an increase of $1.42 million or 341% compared to Q2 of fiscal 2023;
●	Reported quarterly loss of $134,081 which was a decrease of $1.40 million or 91% compared to Q2 of fiscal 2023;
●	Basic and Diluted loss per share of $0.00 versus a loss per share of $0.04 for Q2 of fiscal 2023;
●	On August 31, 2023, FingerMotion had $4,043,279 in cash, a working capital surplus of $14,031,352 and shareholders’ equity of $14,198,601;
●	Total Assets were $20.30 million, Total Current Liabilities were $6.08 million and Total Liabilities were $6.08 million;
●	52,381,952 common shares were issued and outstanding as of August 31, 2023.

The Company experienced improved margins in the quarter despite the nuances of managing a more diversified product line. Results are not linear because the telecom sector has sporadic opportunities upon which the Company is able to capitalize, which results in periodic variances in the margins. The Company’s active management continually monitors and strives to optimize the divisions to leverage unique opportunities as they present themselves as part of the overall strategic plan.

“As our results show, the Company is making excellent progress toward our goal of profitability,” said Martin Shen, CEO of FingerMotion Inc. “It is easy to see our trajectory towards positive earnings results and how our proactive approach to fiscal management of our resources is materializing. One of the highlights of the quarter is the progress we are making towards break even.”

General and administrative expenses increased by $358,487 or 28% during the quarter, which was a result of an increase in a range of costs related to Company administration. Research and development expenses dropped to $176,956 during the quarter, which was 11% lower due to savings from data access fees charged by the telecom companies.

A copy of the news release is attached as Exhibit 99.1 hereto.

The information in this Item 7.01 (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit	Description
99.1	News Release dated October 16, 2023
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FINGERMOTION, INC.

DATE: October 16, 2023	By:	/s/ Martin J. Shen
Martin J. Shen
CEO